CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated December 3, 1998 on the financial statements of PIC Growth Portfolio referred to therein, which is incorporated by reference in Amendment No. 7 to the Registration Statement on Form N-1A, File No. 811-6496 of PIC Growth Portfolio as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in Amendment No. 7 under the caption "Custodian and Auditors."

                                            /s/ McGladrey & Pullen, LLP
                                            ---------------------------
                                            McGladrey & Pullen, LLP

New York, New York
February 25, 1999